Exhibit 99.1

Form of Proxy of Whitney Holding Corporation

SPECIAL MEETING OF SHAREHOLDERS OF COMMON STOCK

WHITNEY HOLDING CORPORATION

, 2011 PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have access number, located to the right of the gray shaded block, and your proxy card available when you access the web page.

TELEPHONE (TOUCH-TONE PHONE ONLY)

Call toll-free 1-800-776-9437 and follow the instructions. Have your access number, located to the right of the gray shaded block, and your proxy card available when you call.

Vote online/telephone until 11:59 PM Eastern Time the day before the meeting.

MAIL - Sign, date and mail your proxy card in the enclosed postage-paid envelope as soon as possible.

IN PERSON - You may vote your shares in person by attending the special meeting.

COMPANY NUMBER

ACCOUNT NUMBER

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL SHAREHOLDER MEETING TO BE HELD ON , 2011. The notice of special meeting, proxy statement, proxy card and 2010 Annual Report are available at http://investor.whitneybank.com/annuals.cfm.

Please detach along perforated line, sign, date and mail in the envelope provided IF you are not voting via telephone or the Internet.

00033000000000000000 1

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x

FOR AGAINST ABSTAIN

1. Adopt and approve the merger agreement.

2. Approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies, in the event that there are not sufficient votes at the time of the special meeting to approve the foregoing proposal.

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Shareholder Date: Signature of Shareholder Date:

Note: Please sign exactly as your name or names appear on this proxy card. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

YOUR VOTE IS IMPORTANT

Whether or not you expect to attend the Special Meeting, your vote is important. If voting by mail, please mark, date, sign and promptly return the attached proxy card in the accompanying postage-paid envelope. No postage is required if mailed in the United States. You may also vote through the Internet or toll-free over the telephone. You may later revoke your proxy and vote in person.

If you return the signed proxy card but do not specify a manner of voting, the proxy will be voted “FOR” Proposals 1 and 2.

Electronic and Internet Delivery of Proxy Materials Available

Electronic access is available for registered shareholders to receive future proxy materials, including the annual report and other communications over the Internet exclusively, and no longer receive any material by mail. American Stock Transfer

& Trust Company LLC will notify shareholders who make this election via email when the materials are available and you will no longer receive a printed copy of the materials.

To receive future materials via the Internet, please visit http://www.amstock.com and click on Shareholder Services to enroll. You will need your account number, which appears on the reverse of this proxy card and your tax identification number to log in, then select Receive Company Mailings via E-Mail and provide your e-mail address.

Shareholders who do not elect and consent to Internet delivery will continue to receive the printed copy of the annual report, notice of annual or special meeting, proxy statement and proxy card.

If you plan to attend the Special Meeting, parking is available at. To obtain directions to to attend the meeting and vote in person, please contact Shareholder Services by phone at (504) 586-3627 or toll free (800) 347-7272 ext. 3627, or by email at investor.relations@whitneybank.com.

WILL OPEN AT FOR SEATING TO WHITNEY HOLDING CORPORATION’S SPECIAL MEETING.

1

WHITNEY HOLDING CORPORATION

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints

, and each of them, proxies with full power of substitution, to represent and to vote shares of common stock of Whitney Holding Corporation that the undersigned is entitled to vote at the Special Meeting of Shareholders of said corporation to be held on , 2011, at , at Central Time or at any adjournments or postponements thereof (1) as hereinafter specified upon the proposals listed on the reverse side and (2) in their discretion upon such other business as may properly come before the meeting.

(Continued and to be signed on the reverse side.)

COMMENTS:

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